UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2006

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Pursuant to the Indenture dated September 27, 2005 ("Indenture"), between Cyberonics, Inc. ("Company"), as issuer, and Wells Fargo Bank, National Association (the "Trustee"), as trustee, with respect to the Company’s $125 million of 3.0% Senior Subordinated Convertible Notes due 2012 ("Notes"), the Company is required to deliver to the Trustee "within 15 days after it files them" with the Securities and Exchange Commission ("SEC") copies of all annual reports and other information, documents and other reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

On July 31, 2006, the Company received a notice of default and demand letter dated July 28, 2006 from the Trustee, pursuant to which the Trustee asserts that the Company is in default under the Indenture as a result of its failure (a) to timely file with the SEC its Annual Report on Form 10-K for the fiscal year ended April 28, 2006 ("2006 Form 10-K") by July 12, 2006 and (b) to deliver a copy of the 2006 Form 10-K to the Trustee by July 27, 2006.

The Company does not believe that a default has occurred under the Indenture. As discussed above, the Indenture provision referenced in the letter specifically requires the Company to deliver a copy of its 2006 Form 10-K within 15 days after the date it is filed with the SEC. The Indenture provision does not require the Company to file the 2006 Form 10-K by any particular date. The Company will furnish to the Trustee copies of its 2006 Form 10-K within 15 days after it files such report with the SEC. The Company believes that this action will comply fully with the Indenture.

If the Company’s interpretation of the Indenture provision is not correct such that a default under the Indenture has occurred, and if the Company does not cure the default by filing with the SEC and delivering to the Trustee a copy of the 2006 Form 10-K by September 27, 2006, then an "event of default" occurs under the Indenture. If an event of default occurs under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes could declare all unpaid principal and accrued interest on the Notes then outstanding to be immediately due and payable. Moreover, any event of default under the Indenture constitutes an event of default under the Company’s Credit Agreement dated January 13, 2006 with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. ("Administrative Agent") and the lenders who are party thereto ("Lenders"). As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2006, the Company entered into a Consent and Amendment Agreement ("Consent") that same date with the Administrative Agent and Lenders providing that certain events will not constitute a default under the Credit Agreement prior to October 31, 2006, including the Company’s failure to timely file with the SEC its 2006 Form 10-K. If a default has occurred under the Indenture and the Company is unable to negotiate an appropriate amendment to the Consent to include such default under the Indenture, then the lenders may accelerate the due date of all loans then outstanding under the Credit Agreement. As of August 4, 2006, loans aggregating $5 million in principal amount, representing the minimum for which the Company must pay interest, were outstanding under the Credit Agreement.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 1, 2006, the Company issued a press release and filed a Current Report on Form 8-K disclosing that, as a result of the delay in filing its 2006 Form 10-K, it had received a Staff Determination Letter from the NASDAQ Stock Market, Inc. ("NASDAQ") dated July 31, 2006 indicating that the Company fails to comply with the filing requirement for continued listing set forth in Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from The NASDAQ Global Market. The July 31, 2006 Staff Determination Letter was superseded by a Staff Determination Letter dated August 1, 2006 that differed only insofar as necessary to account for NASDAQ’s operation as an exchange effective on that date.

On August 3, 2006, the Company requested a hearing before a NASDAQ Listing Qualifications Panel ("NASDAQ Panel") to review the NASDAQ Staff’s Determination Letter. On August 4, 2006, the Company received formal notice from NASDAQ that the delisting action has been stayed pending a written decision from the NASDAQ Panel and that the NASDAQ Panel will review the NASDAQ Staff’s determination at a hearing on September 14, 2006. The NASDAQ Panel’s written decision is expected to be issued on a date subsequent to the date of the hearing. As previously advised, however, there can be no assurance that the NASDAQ Panel will grant the Company’s request for continued listing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," and "forecast," or other similar words. Statements contained in this Current Report on Form 8-K are based upon information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning delivery of the Company’s 2006 Form 10-K and other reports within 15 days of filing same with the SEC, the occurrence of an event of default under the Indenture and the Credit Agreement, the acceleration of unpaid principal and accrued interest under the Notes and the Credit Agreement, and the receipt of the NASDAQ Panel’s written decision. Our actual decisions, performance, and results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer's disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the time needed to complete the Audit Committee’s review of stock option grants, procedures, and practices; the decision of the NASDAQ Listing Qualifications Panel on the Company’s request for a review of the NASDAQ Staff’s determination regarding delisting of the Company's stock from NASDAQ for failure to file timely periodic reports with the SEC; uncertainties associated with any appeal concerning any possible delisting by NASDAQ; the results of the inquiries by the SEC and by the Office of the United States Attorney for the Southern District of New York into the Company’s stock option granting practices and procedures and the Audit Committee’s review; the impact of any restatement of the Company's financial statements or other actions that might be taken or required as a result of such inquiries or review; the potential identification of new material weaknesses in the Company’s internal controls over financial reporting; risks and costs associated with such inquiries or review and any litigation relating thereto or to the Company's stock option grants, procedures, and practices, the potential acceleration of unpaid principal and accrued interest under the Notes and the Credit Agreement and additional costs to the Company resulting therefrom, and other risks detailed from time to time in the Company's filings with the SEC. For a detailed discussion of many of these and other cautionary statements, please refer to the Company’s most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 29, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

August 4, 2006	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary